UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/14/2016

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13879

Delaware	98-0181725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8310 South Valley Highway

Suite 350

Englewood, Colorado, 80112

(Address of principal executive offices, including zip code)

(303)792-5554

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 14, 2016, Innospec Inc. (the “Company”) and certain subsidiaries of the Company entered into a Third Amendment and Restatement Agreement with various lenders which amends and restates the Company’s credit facility agreement dated December 14, 2011,as amended and restated on August 28, 2013 and November 6, 2015 (the “Pre-Existing Credit Agreement;” the Pre-Existing Credit Agreement, as amended and restated pursuant to the Third Amendment and Restatement Agreement, being the “Amended Credit Agreement.”)

The Amended Credit Agreement retains the $200,000,000 revolving credit facility available to the Company and adds a term loan facility of $110,000,000. The termination date of the revolving facility remains November 6, 2020. The term loan has an $11,000,000 repayment installment due December 28, 2017, a $16,500,000 installment due December 28, 2018 and a $22,000,000 installment due December 28, 2019, with the outstanding balance due on November 6, 2020.

The proceeds of the term loan are to be used in connection with Company’s obligations under the Share and Asset Purchase Agreement (the “SAPA”), dated as of October 25, 2016 by and between Huntsman Investments (Netherlands) B.V. and Innospec International LTD, as amended. The SAPA was previously disclosed in the Company’s Current Report on Form 8-K dated October 27, 2016 and a copy of the SAPA was filed as an exhibit to that Current Report on Form 8-K.

The obligations of the Company under the Amended Credit Agreement are secured obligations and guaranteed by certain subsidiaries of the Company. Amounts available under the revolving facility may be borrowed in U.S. dollars, Euros, British pounds and other freely convertible currencies. The term loan has a base currency of U.S. dollars.

The Amended Credit Agreement contains customary representations, covenants and events of default, which are broadly consistent with those in the Pre-Existing Credit Agreement, although the initial margin (to which LIBOR or EURIBOR, as applicable, is added to calculate the interest rate for loans under the Amended Credit Agreement) has increased to 1.70% and the amount of permitted indebtedness has increased.

Under the Amended Credit Agreement, the Company pays a customary upfront arrangement fee to its lenders, as well as a fee to the coordinating bank and reimbursement of certain expenses.

This description of the Third Amendment and Restatement Agreement is qualified in its entirety by reference to the Third Amendment and Restatement Agreement, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

See the attached exhibit index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

By:	/s/ David E. Williams
David E. Williams
VP, General Counsel and CCO

Date: December 16, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment and Restatement Agreement dated 14 December 2016 relating to a Facility Agreement dated 14 December 2011 among the Company, certain of its subsidiaries and various lenders, as previously amended and restated on 28 August 2013 and 6 November 2015

4